UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 19, 2005
TBC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11579	20-1888610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7111 Fairway Drive, Suite 201, Palm Beach Gardens, Florida	33418
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (561) 227-0955
Not Applicable
(Former name, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     TBC Corporation (the “Company” or “TBC”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 18, 2005, with Sumitomo Corporation of America (“Parent”) and Traction Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Parent.
     The Merger Agreement contemplates a merger (the “Merger”) whereby Merger Sub will be merged with and into the Company, and each outstanding share of common stock of the Company will be converted into the right to receive $35.00 in cash, without interest. Each stock option of the Company will be accelerated and cashed-out for an amount equal to the excess of $35.00 over its exercise price.
     The Board of Directors of the Company (the “Board”) has unanimously approved the Merger Agreement. The Company, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include that (i) the Company will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (ii) the Company will not engage in certain kinds of transactions during such period, (iii) the Company will cause a meeting of the Company stockholders to be held to consider adoption of the Merger Agreement, (iv) subject to certain customary exceptions, the Board will recommend adoption by its stockholders of the Merger Agreement, (v) the Company will not solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, the Company will not enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.
     Consummation of the Merger is subject to various closing conditions, including but not limited to, the satisfaction or waiver of conditions regarding the receipt of requisite regulatory approvals and the adoption of the Merger Agreement by the Company’s stockholders.
     The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $29 million.
     The Merger Agreement contains representations and warranties of the Company, Merger Sub and Parent that they have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Merger Sub and Parent and may be subject to important qualifications and limitations agreed by and among them in connection with negotiating the terms of the Merger Agreement. Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality different from those generally applicable to stockholders or they were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties in the Merger Agreement as statements of factual information.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
About the Proposed Transaction
     TBC intends to file a proxy statement and other relevant documents related to the proposed merger with the Securities and Exchange Commission (“SEC”). TBC STOCKHOLDERS ARE URGED TO READ TBC’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and TBC stockholders and investors may obtain free copies of the documents filed with the SEC by TBC (when they are available) from its corporate website at www.tbccorp.com or by directing a request by mail or telephone to TBC Corporation, 7111 Fairway Drive, Suite 201, Palm Beach Gardens, Florida 33418, Attention: Investor Relations, Telephone: 561-227-0955.
     TBC, its directors and executive officers and other persons may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of TBC in connection with the proposed merger. Information regarding the interests of such “participants” will be set forth in TBC’s proxy statement regarding the proposed merger when it becomes available. Information regarding certain of these persons and their beneficial ownership of common stock of TBC as of December 31, 2004 is also set forth in the proxy statement for TBC’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2005.
Item 8.01 Other Events.
     On September 19, 2005, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
2.1	Agreement and Plan of Merger, dated as of September 18, 2005, by and between TBC Corporation, Sumitomo Corporation of America and Traction Acquisition Corp.

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBC CORPORATION

	By:	/s/ Lawrence C. Day

Name: Lawrence C. Day Title: President and Chief Executive Officer

Date: September 19, 2005

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of September 18, 2005, by and among TBC Corporation, Sumitomo Corporation of America and Traction Acquisition Corp.

99.1	Press Release

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